Pricing Supplement dated March 27, 2008
           to the Product Prospectus Supplement dated January 7, 2008, the Prospectus dated January 5, 2007 and
                the Prospectus Supplement dated February 28, 2007

   [RBC LOGO]     $3,860,000

                  Royal Bank of Canada
                  Principal Protected Commodity Linked Notes, due March 28, 2013


     Royal Bank of Canada is offering the principal protected notes whose return is linked to the performance of the Reference Assets described below, which may be described in greater detail in the reference asset supplement attached to the product prospectus supplement as Annex A (the "reference asset supplement"). The prospectus dated January 5, 2007, the prospectus supplement dated February 28, 2007 and the product prospectus supplement dated January 7, 2008 describe terms that will apply generally to the principal protected notes, including any notes you purchase. Capitalized terms used but not defined in this pricing supplement shall have the meanings given to them in the product prospectus supplement. In the event of any conflict, this pricing supplement will control.

Issuer:                 Royal Bank of Canada ("Royal Bank").

Issue:                  Senior Global Medium-Term Notes, Series C

Underwriter:            RBC Capital Markets Corporation

Interest rate           We will not pay you interest during the term of
(coupon):               the notes.

Principal Protection:   100%, if held to maturity

Reference Assets:       The payment at maturity on the Notes are linked to the
                        value of a weighted basket (the "Basket") consisting of five commodities (each a "Basket Commodity", and together, the "Basket Commodities"). Such weightings will be achieved by providing a Component Weight for each Basket Commodity.

                        Commodity                                    Component Weight           Initial Prices
                        ---------                                    ----------------           --------------
                        API 2 Coal                                         35.00%                   143.66

                        LME Copper                                         30.00%                     8457

                        NYMEX WTI Light Sweet Crude Oil                    15.00%                   107.58

                        LME Aluminum                                       10.00%                     2918

                        NYMEX Natural Gas                                  10.00%                    9.578

Incorporated risk       The notes are subject to the risks set forth under the
factors:                heading "General Risks" in the product prospectus
                        supplement. In addition to those General Risks, the notes are also subject to the risks described in the product prospectus supplement on PS-6 in the section entitled "Risks Specific To Notes Linked To The
                        Performance Of A Commodity, A Commodities Index Or A
                        Basket Of Commodities or Commodities Indices."

Initial Valuation       March 27, 2008
Date:

Issue Date:             March 31, 2008

Maturity Date:          March 28, 2013

Payment at Maturity:    At maturity, you will receive a cash payment based on
                        the bullish formula regarding a basket return, as described in the product supplement.

Term:                   The term of your notes is approximately 5 years.

Reference Asset         The Reference Asset Performance is based on a weighted
Performance:            return of the Reference Assets.

Participation Rate:     100%

Special features of     The notes are principal protected commodity linked notes
the notes:              offering full participation in the performance of the
                        Reference Assets at maturity. If the performance of the Reference Assets is zero or negative, the return on the notes will be limited to the principal amount. See the section "Certain Features of the Notes" beginning on Page PS-25 in the product prospectus supplement.

U.S. tax treatment      We intend to treat the notes as subject to the special
                        rules applicable to contingent payment debt obligations for U.S. federal income tax purposes. In accordance with these rules, you will be required to accrue interest income in accordance with the comparable yield and projected payment schedule for your notes. You should call RBC Capital Markets toll free at (866) 609-6009 to obtain this information. For a detailed discussion of the tax consequences of owning and disposing of your notes, please see the discussion under "Supplemental
                        Discussion of Federal Income Taxes" in the accompanying product supplement, "Certain Income Tax Consequences" in the accompanying prospectus supplement, and "Tax
                        Consequences" in the accompanying prospectus. You should consult your tax advisor about your own tax situation.

Minimum                 $1,000 (except for certain non-U.S. investors for whom
Investment:             the minimum investment will be higher)

Denomination:           $1,000 (except for certain non-U.S. investors for whom
                        the denomination will be higher)

Final Valuation Date:   March 26, 2013, subject to extension for market and
                        other disruptions.

Determination of        The Reference Price for each Reference Asset ( other
Final Reference         than coal) will be determined by reference to the
Price:                  official settlement prices of certain futures and
                        forward contracts traded on the London Metal Exchange
                        (the "LME") for copper, and aluminum, the New York
                        Mercantile Exchange (the "NYMEX') for WTI Light Sweet
                        Crude Oil and Natural Gas ("NG1"), as defined in the reference asset supplement to the product prospectus supplement in the section "Commodities" on page R-21.

                        For API 2 coal, the Reference Price will be the most recently available official monthly price per tonne of steam coal (6000kcal/kg and under 1% sulphur NAR basis) stated in U.S. dollars, as published by Argus/McCloskey, or its successor, in Argus/McCloskey's Coal Price Index Report under the heading "International Coal Indices:
                        Monthly Coal Price Indices: API 2" on the Reference Date. If the Reference Date falls on the same day that Argus/McCloskey's Coal Price Index Report publishes its official monthly price for API 2 Coal, the Reference Price will be the official monthly price for API 2 Coal (as described in the previous sentence) published on such Reference Date.

                        In certain circumstances, the Final Reference Price for the Reference Assets will be based on an alternate calculation for each Commodity described under "Unavailability of the Reference Price on a Valuation Date -- Reference Asset Consisting of Individual Commodities" in the product prospectus supplement.

Clearance and           DTC global (including through its indirect participants
Settlement:             Euroclear and Clearstream, Luxembourg as described under
                        "Description of Debt Securities -- Ownership and
                        Book-Entry Issuance" in the accompanying prospectus).

Currency:               U.S. dollars.

Listing: The notes will not be listed on any securities exchange or quotation system.

CUSIP:                  78008E3H8

Calculation agent:      The Bank of New York.

Terms Incorporated      All of the terms appearing above the item captioned
In the Master Note:     "Listing" on the cover page of this pricing supplement
                        and the terms appearing under the caption "Additional
                        Terms of the Principal Protected Notes" in the product prospectus supplement with respect to principal protected notes dated January 7, 2008.

Your investment in the notes involves certain risks. See "Additional Risk Factors Specific to Your Notes" beginning on page PS-1 of the product supplement to read about investment risks relating to the principal protected notes.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these notes or passed upon the accuracy of this pricing supplement or the accompanying prospectus, prospectus supplement and product prospectus supplement. Any representation to the contrary is a criminal offense.

                                                                                              Per note           Total
                                                                                              --------           -----
Price to public.......................................................................     100%             $3,860,000
Underwriting discounts and commission.................................................     3.50%            $135,100
Proceeds to Royal Bank................................................................     96.50%           $3,724,900


RBC Capital Markets Corporation, which we refer to as RBCCM, acting as agent for Royal Bank of Canada, received a commission of approximately $35.00 per $1,000 principal amount note and used a portion of that commission to allow selling concessions to other dealers of approximately $35.00 per $1,000 principal amount note. The price of the notes also included a profit of $33.60 per $1,000 principal amount earned by Royal Bank of Canada in hedging its exposure under the notes. The commission received by RBCCM, which includes concessions to be allowed to other dealers, and the hedging profits of Royal Bank Canada was $68.60 per $1,000 principal amount note.

The price to purchasers who maintain accounts with participating dealers in which only asset-based fees are charged is 97.00% and the concession paid to such dealers is .50%. The price at which you purchase the notes includes hedging costs and profits that Royal Bank or its affiliates expect to incur or realize. These costs and profits will reduce the secondary market price, if any secondary market develops, for the notes. As a result, you may experience an immediate and substantial decline in the value of your notes on the issue date.

We may use this pricing supplement in the initial sale of a principal protected note. In addition, RBC Capital Markets Corporation or another of our affiliates may use this pricing supplement in a market-making transaction in a principal protected note after its initial sale. Unless we or our agent informs the purchaser otherwise in the confirmation of sale, this pricing supplement is being used in a market-making transaction.

The notes will not constitute deposits insured under the Canada Deposit Insurance Corporation or by the U.S. Federal Deposit Insurance Corporation or any other Canadian or U.S. governmental agency or instrumentality.


                         ADDITIONAL TERMS OF YOUR NOTES

You should read this pricing supplement together with the accompanying product prospectus supplement and reference asset supplement, dated January 7, 2008, the accompanying prospectus, dated January 5, 2007 and the accompanying prospectus supplement, dated February 28, 2007. The information in the accompanying product supplement, prospectus and prospectus supplement is supplemented by, and to the extent inconsistent therewith replaced and superseded by, the information in this pricing supplement. You should carefully consider, among other things, the matters set forth under "Additional Risk Factors" in the product prospectus supplement and the matters set forth under "Risk Factors" in the prospectus supplement dated February 28, 2007 as the principal protected notes involve risks not associated with conventional debt securities. We urge you to consult your investment, legal, tax, accounting and other advisors before you invest in the principal protected notes.

You may access these documents on the SEC website at www.sec.gov as follows (or if such address has changed, by reviewing our filings for the relevant date on the SEC website):

o         Prospectus dated January 5, 2007:
          http://www.sec.gov/Archives/edgar/data/1000275/000090956707000025/
          o34295e424b3.htm

o         Prospectus Supplement dated February 28, 2007:
          http://www.sec.gov/Archives/edgar/data/1000275/000090956707000285/
          o35030e424b3.htm

o         Product Prospectus Supplement dated January 7, 2008:
          http://www.sec.gov/Archives/edgar/data/1000275/000121465908000021/
          f1383424b3.txt

Our SEC file number is 333-139359. As used in this pricing supplement, the "Company," "we," "us," or "our" refers to Royal Bank of Canada.

                              Hypothetical Returns

The examples set out below are included for illustration purposes only. All examples assume that a holder has purchased Notes with an aggregate principal amount of $10,000, a Participation Rate of 100% and that no extraordinary event has occurred.


Example 1--    Calculation of the payment at maturity where the Reference Asset
               Performance is positive.
               Reference Asset          55%
               Performance:
               Payment at Maturity      $10,000 + ($10,000 x 55%) = $10,000 +
                                        $5,500 = $15,500
               On a $10,000 investment, a 55% Reference Asset Performance results in a payment at maturity of $15,500, a 55% return on the Notes.



Example 2--    Calculation of the payment at maturity where the Reference Asset
               Performance is negative.
               Reference Asset          -35%
               Performance:
               Payment at Maturity      $10,000 + ($10,000 x -35%) = $10,000 +
                                        $0 = $10,000; the Payment at Maturity
                                        cannot be less than zero; therefore, the payment at maturity will be limited to the Principal Amount.
               On a $10,000 investment, a -35% Reference Asset Performance results in a payment at maturity of $10,000, a 0% return on the Notes.


                             Historical Information


The graphs below set forth the historical performance of each Reference Asset. In addition, below each graph is a table setting forth the intra-day high, intra-day low, and either period-end closing prices or mid line prices of the Reference Asset. In the case of API 2 Coal, however, prices are reported on a weekly basis with the Reference Price reported on a monthly basis; the table below for API 2 Coal lists the monthly prices for coal. The information provided in this table is for the second, third and fourth calendar quarters of 2004, the four calendar quarters of 2005, 2006, 2007, as well as for the period from January 1, 2008 through March 26, 2008.

We obtained the information regarding the historical performance of the Reference Assets in the charts below from Bloomberg Financial Markets, Factset Research Systems Inc. and Argus Media Group.

We make no representation or warranty as to the accuracy or completeness of the information obtained from Bloomberg Financial Markets, Factset Research Systems Inc. and Argus Media Group. The historical performance of the Reference Assets should not be taken as an indication of future performance, and no assurance can be given as to the market prices of the Reference Assets on the Final Valuation Date. We cannot give you assurance that the performance of the Reference Assets will result in any return in addition to your initial investment.

                        Information Regarding API 2 Coal


For API 2 coal, the Reference Price will be the most recently available official monthly price per tonne of steam coal (6000kcal/kg and under 1% sulphur NAR basis) stated in U.S. dollars, as published by Argus/McCloskey, or its successor, in Argus/McCloskey's Coal Price Index Report under the heading "International Coal Indices: Monthly Coal Price Indices: API 2" on the Reference Date. If the Reference Date falls on the same day that Argus/McCloskey's Coal Price Index Report publishes its official monthly price for API 2 Coal, the Reference Price will be the official monthly price for API 2 Coal (as described in the previous sentence) published on such Reference Date.

                                   API 2 Coal
                                (Oct-01 - Jan-08)
                                [GRAPHIC OMITTED]


                                             Argus/McCloskey's
                                             Coal Price Index
                                            Report under the
                                            heading "Internatial
                                           Coal Indices: Monthly
                                            Coal Price Indices:
                Month                             API 2"
                -----                             ------
               Jan 2004                           69.08
               Feb 2004                           68.22
               Mar 2004                           66.71
               Apr 2004                           65.50
               May 2004                           67.20
               Jun 2004                           73.29
               Jul 2004                           77.56
               Aug 2004                           76.46
               Sep 2004                           74.19
               Oct 2004                           74.04
               Nov 2004                           77.34
               Dec 2004                           76.62

                                    P-5

               Jan 2005                           67.40
               Feb 2005                           64.83
               Mar 2005                           66.60
               Apr 2005                           67.00
               May 2005                           64.61
               Jun 2005                           60.87
               Jul 2005                           62.56
               Aug 2005                           58.80
               Sep 2005                           57.50
               Oct 2005                           54.43
               Nov 2005                           51.09
               Dec 2005                           51.86

               Jan 2006                           54.54
               Feb 2006                           60.63
               Mar 2006                           65.40
               Apr 2006                           62.45
               May 2006                           59.30
               Jun 2006                           62.72
               Jul 2006                           63.29
               Aug 2006                           70.74
               Sep 2006                           65.58
               Oct 2006                           66.69
               Nov 2006                           67.49
               Dec 2006                           68.04

               Jan 2007                           68.52
               Feb 2007                           68.93
               Mar 2007                           72.28
               Apr 2007                           71.77
               May 2007                           72.20
               Jun 2007                           77.11
               Jul 2007                           78.57
               Aug 2007                           86.55
               Sep 2007                           95.70
               Oct 2007                          115.24
               Nov 2007                          127.71
               Dec 2007                          127.63

               Jan 2008                          130.17
               Feb 2008                          143.66

                                   LME Copper
                                (Mar-98 - Mar-08)
                                 [CHART OMITTED]



                                                                                               Period-End
                                              High Intra-Day           Low Intra-Day        Closing Price of
   Period-Start          Period-End            Price of the            Price of the           the Reference
       Date                 Date              Reference Asset         Reference Asset             Asset
       ----                 ----              ---------------         ---------------             -----
     1/1/2004             3/31/2004                3105.5                  2337                   3067.5
     4/1/2004             6/30/2004                3170                    2554                   2664.5
     7/1/2004             9/30/2004                3140                    2700                   3140
    10/1/2004            12/31/2004                3287                    2835                   3279.5

     1/1/2005             3/31/2005                3424.5                  3072                   3408
     4/1/2005             6/30/2005                3670                    3113                   3597
     7/1/2005             9/30/2005                3978                    3444                   3949
    10/1/2005            12/30/2005                4650                    3905                   4584.5

     1/1/2006             3/31/2006                5527.5                  4537                   5527.5
     4/1/2006             6/30/2006                8788                    5561                   7501
     7/1/2006             9/29/2006                8233                    7230                   7601
    10/1/2006            12/29/2006                7740                    6290                   6290

     1/1/2007             3/31/2007                6940                    5225.5                 6940
     4/1/2007             6/30/2007                8225                    6916                   7650
     7/1/2007             9/30/2007                8210                    6960                   8165
    10/1/2007            12/31/2007                8301                    6272.50                6676.50

     1/1/2008             3/26/2008                8881                    6666                   8260


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                            WTI Light Sweet Crude Oil
                                (Mar-98 - Mar-08)
                                 [CHART OMITTED]



                                              High Intra-Day           Low Intra-Day          Mid-Line Price
   Period-Start          Period-End            Price of the            Price of the          of the Reference
       Date                 Date              Reference Asset         Reference Asset             Asset
       ----                 ----              ---------------         ---------------             -----
     1/1/2004             3/31/2004                38.5                    32.2                   35.76
     4/1/2004             6/30/2004                42.45                   33.3                   37.05
     7/1/2004             9/30/2004                50.47                   36.69                  49.64
    10/1/2004            12/31/2004                55.67                   40.25                  43.45

     1/1/2005             3/31/2005                57.6                    41.25                  55.4
     4/1/2005             6/30/2005                60.95                   46.2                   56.5
     7/1/2005             9/30/2005                70.85                   56.1                   66.24
    10/1/2005            12/30/2005                66.62                   55.4                   61.04

     1/1/2006             3/31/2006                69.2                    57.55                  66.63
     4/1/2006             6/30/2006                75.35                   65.6                   73.93
     7/1/2006             9/29/2006                78.4                    59.52                  62.91
    10/1/2006            12/29/2006                64.15                   54.86                  61.05

     1/1/2007             3/31/2007                68.09                   49.9                   65.87
     4/1/2007             6/30/2007                71.06                   60.68                  70.68
     7/1/2007             9/30/2007                83.9                    68.63                  81.66
    10/1/2007            12/31/2007                99.29                   78.35                  95.98

     1/1/2008             3/26/2008               111.80                   86.11                 105.90


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                                  LME Aluminum
                                (Mar-98 - Mar-08)
                                 [CHART OMITTED]



                                              High Intra-Day           Low Intra-Day          Mid-Line Price
   Period-Start          Period-End            Price of the            Price of the          of the Reference
       Date                 Date              Reference Asset         Reference Asset             Asset
       ----                 ----              ---------------         ---------------             -----
     1/1/2004             3/31/2004                1754                    1578.5                 1688.5
     4/1/2004             6/30/2004                1826                    1575                   1698.5
     7/1/2004             9/30/2004                1823                    1647                   1823
    10/1/2004            12/31/2004                1964                    1748                   1964

     1/1/2005             3/31/2005                2031.5                  1809                   1973
     4/1/2005             6/30/2005                1991                    1694                   1716
     7/1/2005             9/30/2005                1909                    1675                   1857
    10/1/2005            12/30/2005                2289                    1831                   2285

     1/1/2006             3/31/2006                2634                    2267                   2512.5
     4/1/2006             6/30/2006                3275                    2397.5                 2550.5
     7/1/2006             9/29/2006                2614                    2367.5                 2572
    10/1/2006            12/29/2006                2886                    2480                   2850

     1/1/2007             3/31/2007                2953                    2682                   2792
     4/1/2007             6/30/2007                2871                    2626                   2686
     7/1/2007             9/30/2007                2791                    2316.5                 2440
    10/1/2007            12/31/2007                2582                    2335.5                 2350.5

     1/1/2008             3/26/2008                3175                    2359                  2860.5


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                                NYMEX Natural Gas
                                (Mar-98 - Mar-08)
                                 [CHART OMITTED]



                                              High Intra-Day           Low Intra-Day        Mid-Line Price of
   Period-Start          Period-End            Price of the            Price of the           the Reference
       Date                 Date              Reference Asset         Reference Asset             Asset
       ----                 ----              ---------------         ---------------             -----
     1/1/2004             3/31/2004                7.63                    5.06                   5.933
     4/1/2004             6/30/2004                6.76                    5.46                   6.155
     7/1/2004             9/30/2004                7.23                    4.52                   6.795
    10/1/2004            12/31/2004                9.2                     6.1                    6.149

     1/1/2005             3/31/2005                7.74                    5.71                   7.653
     4/1/2005             6/30/2005                7.915                   6.03                   6.981
     7/1/2005             9/30/2005               14.58                    6.949                 13.921
    10/1/2005            12/30/2005               15.78                   10.72                  11.225

     1/1/2006             3/31/2006               11                       6.45                   7.21
     4/1/2006             6/30/2006                8.28                    5.75                   6.104
     7/1/2006             9/29/2006                8.619                   4.05                   5.62
    10/1/2006            12/29/2006                9.05                    5.46                   6.299

     1/1/2007             3/31/2007                8.035                   6.03                   7.73
     4/1/2007             6/30/2007                8.23                    6.551                  6.773
     7/1/2007             9/30/2007                7.192                   5.192                  6.87
    10/1/2007            12/31/2007                8.712                   6.643                  7.483

     1/1/2008             3/26/2008               10.294                   7.5                    9.572


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                       Specific Investment Considerations

The notes are intended to be held to maturity. Your principal is only protected (to the extent specified on the front cover of this pricing supplement) if you hold the notes until maturity. If you sell your notes in the secondary market prior to maturity, you will not receive principal protection on the portion of your notes sold and may incur a substantial loss. There may be little or no secondary market for the notes. In addition, the price at which you purchase the notes includes hedging costs and profits that Royal Bank or its affiliates expect to incur or realize. These costs and profits will reduce the secondary market price, if any secondary market develops, for the notes. As a result, you may experience an immediate and substantial decline in the value of your notes on the issue date.

You may not realize a gain on the note. If the reference asset performance is zero or negative on the final valuation date, the payment at maturity with respect to each note will be limited to the principal amount. This will be true, even where the reference asset performance was positive as of some date or dates prior to the final valuation date, because the payment at maturity will be calculated solely on the basis of the reference asset performance (or otherwise determined by the calculation agent, in the case of a market disruption event) as of the final valuation date. The notes are intended to be held to maturity.

The notes are unsecured. The notes are solely the unsecured obligations of Royal Bank. An investment in the notes does not constitute a deposit and neither the notes nor your investment in the notes are insured by the Canada Deposit Insurance Corporation, the Federal Deposit Insurance Corporation or any other private or governmental agency. The business and affairs of Royal Bank may affect the market value of your Notes.

Potential conflicts of interest. We and our affiliates expect to engage in trading activities related to the Reference Assets that may present a conflict between the holders' interest in the notes and the interests we and our affiliates will have in their proprietary accounts, in facilitating transactions, including options and other derivatives transactions, for their customers and in accounts under their management. These trading activities could influence the price of the Reference Assets and, therefore, the market value of the notes.

Insurance companies, employee benefit plans and non-U.S. holders. Any insurance company or fiduciary of a pension plan or other employee benefit plan or any non-U.S. holder of the notes should consult with its own advisors to determine whether an investment in the notes is suitable for you. Non-U.S. holders are subject to particular risks that are not described in the product supplement.

Price information for coal is not publicly available. The Reference Price for API 2 coal (one of the Reference Assets which constitutes 35% of the Commodities Basket) is calculated using the official monthly price published in the issue of Argus/McCloskey's Coal Price Index Report, which is not publicly available. To obtain the current published price for coal, you should call RBC Capital Markets Corporation toll free at (866) 609-6009.


                        Supplemental Plan of Distribution

     We expect that delivery of the Notes will be made against payment for the Notes on or about March 31, 2008, which is the second business day following the Initial Valuation Date (this settlement cycle being referred to as "T+2"). See "Supplemental Plan of Distribution" in the prospectus supplement dated February 28, 2007.

     No dealer, salesman or other person has been authorized to give any information or to make any representation not contained in this pricing supplement, the accompanying prospectus, prospectus supplement or product prospectus supplement and, if given or made, such information or representation must not be relied upon as having been authorized by Royal Bank of Canada or the Underwriter. This pricing supplement, the accompanying prospectus, prospectus supplement and product prospectus supplement do not constitute an offer to sell or a solicitation of an offer to buy any securities other than the securities described in this pricing supplement nor do they constitute an offer to sell or a solicitation of an offer to buy the securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. The delivery of this pricing supplement, the accompanying prospectus, prospectus supplement and product prospectus supplement at any time does not imply that the information they contain is correct as of any time subsequent to their respective dates.



                                   $3,860,000


                                   [RBC LOGO]
                              Royal Bank of Canada

                    Senior Global Medium-Term Notes, Series C

                            Principal Protected Notes

                                 March 27, 2008